UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2009

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-34078	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 728-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 3, 2009, Northstar Neuroscience, Inc. (the “Company”) entered into a Lease Termination Agreement (the “Agreement”) with its landlord to terminate the lease of its corporate headquarters facility. The Agreement releases the Company from future lease payments totaling approximately $4.2 million through 2012 and other obligations relating to the lease of its corporate headquarters and provides facilities, without the payment of additional rent, from which the Company can conduct its operations through June 30, 2009. In exchange for the release, the Company will pay the landlord $2.4 million, surrender its $100,000 previously paid security deposit, and assign an existing sublease and related sublease deposit to the landlord. A copy of the Agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Lease Termination Agreement, dated March 3, 2009, between the registrant and Selig Real Estate Holdings Eight.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: March 5, 2009	By:	/s/ Brian B. Dow
Brian B. Dow
Vice President of Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Termination Agreement, dated March 3, 2009, between the registrant and Selig Real Estate Holdings Eight.

4